NorthWestern Corporation d/b/a NorthWestern Energy 3010 W. 69th Street Sioux Falls, SD 57108 www.northwesternenergy.com
NYSE: NWE News Release FOR IMMEDIATE RELEASE	Media Contact: Claudia Rapkoch (866) 622-8081 claudia.rapkoch@northwestern.com Investor Relations Contact: Dan Rausch (605) 978-2902 daniel.rausch@northwestern.com

NORTHWESTERN REPORTS FIRST QUARTER 2010 RESULTS

Reports diluted EPS of $.79/share in 1Q 2010 compared to $.63/share in 1Q 2009
Reaffirms guidance for 2010 of $1.95 - $2.10 per fully diluted share
Declares a dividend of 34 cents per share

SIOUX FALLS, S.D. – Apr. 23, 2010 – NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) reported financial results for the quarter ended March 31, 2010.

Highlights for the quarter include:

•	Net income improved by $5.9 million or 25.9% over the first quarter of 2009 due primarily to:

o	A decrease in operating, general and administrative expenses of $7.1 million, before tax;

o
A $3.4 million reduction in income tax expense due to obtaining, in the third quarter of 2009, Internal Revenue Service (IRS) approval of a tax accounting method change to deduct repairs that would have previously been capitalized;

o
Offset by a pre-tax gross margin decrease of approximately $1.6 million due primarily to decreased natural gas volumes from milder winter weather in Montana and decreased electric volumes from lower industrial demand relating to the weak economic climate;

•
Cash provided by operating activities totaled $106.3 million for the three months ended March 31, 2010 as compared with $65.1 million during the three months ended March 31, 2009 due to lower contributions to our qualified pension plans in 2010, which were substantially funded at December 31, 2009.

First Quarter Financial Results

Consolidated net income was $28.7 million or $.79 per diluted share for the quarter ended March 31, 2010, compared with consolidated net income of $22.8 million or $.63 per diluted share for the quarter ended March 31, 2009.  Computed diluted shares were 36.5 million at March 31, 2010 compared with 36.3 million diluted shares at March 31, 2009.

“We are pleased with our increase in net income and operating cash flows when compared with the first quarter of 2009.  Our ability to manage costs drove the strong financial results, offsetting the continued soft regional economy and mild weather in Montana for the quarter,” said Bob Rowe, President and CEO.  “We continue to move ahead with the construction of the Mill Creek Generation Station, are advancing other efforts valuable to our customers, and are making progress on the renewable transmission projects to facilitate sound development of our region’s green energy resources.”

NorthWestern Reports First Quarter 2010 Financial Results
April 23, 2010

The following table reconciles the primary changes in 2010 results from 2009:
				Fully
($millions, except EPS)		Pre-tax	Net Income 1	Diluted EPS

	Q1 2009 reported	$ 35.9	$ 22.8	$ 0.63

Deduct	Natural gas - warmer winter weather	(2.0)	(1.2)	(0.03)
Deduct	Interest expense	(1.9)	(1.2)	(0.03)
Deduct	Electric - retail volumes	(1.4)	(0.9)	(0.02)
Deduct	Electric - transmission capacity	(0.4)	(0.2)	(0.01)
Deduct	Depreciation expense	(0.2)	(0.1)	(0.00)

Add	Other income	0.2	0.1	0.00
Add	Postretirement health care	0.5	0.3	0.01
Add	Electric - reclamation settlement	0.5	0.3	0.01
Add	Natural gas - commerical contract minimum usage requirement	0.6	0.4	0.01
Add	Pension	0.6	0.4	0.01
Add	Property and other taxes	1.3	0.8	0.02
Add	Compensation	2.2	1.4	0.04
Add	Insurance reserves	3.0	1.8	0.05
Add	Benefit of repairs tax deduction	-	3.4	0.09
Add	All other, net	1.9	0.6	0.02

	Subtotal			0.16

	Q1 2010 reported	$ 40.9	$ 28.7	$ 0.79

1.) Income Tax Benefit (Expense) calculation on reconciling items assumes normal effective tax rate of 38.5%.

For more information see www.northwesternenergy.com/documents/investor/Q110.pdf

Consolidated gross margin was $161.3 million for the three months ended March 31, 2010, a decrease of $1.6 million, or 1.0%, from gross margin in 2009.  This decline was primarily due to a decrease in electric volumes from lower industrial demand relating to the weak economic climate, lower gas volumes from warmer winter weather in Montana and a decline in transmission revenues.  These decreases were offset in part by recognition of revenues associated with a natural gas contract with minimum usage requirements that were not met and a settlement to recover previously incurred reclamation costs associated with the coal supply at Colstrip Unit 4.

Consolidated operating, general and administrative expenses were $58.3 million for the three months ended March 31, 2010, as compared with $65.4 million for the three months ended March 31, 2009.  Primary components of this change include the following:

•	Lower insurance reserves due to claims incurred in the prior year and a favorable arbitration decision received in the first quarter of 2010;

NorthWestern Reports First Quarter 2010 Financial Results
April 23, 2010

•
Decreased compensation and benefit costs primarily from a combination of lower headcount, more time spent by employees on capital projects rather than maintenance projects (which are expensed), lower severance costs, lower pension expense and lower postretirement health care costs due to an amendment to the plan in 2009.

Property and other taxes were $23.0 million for the three months ended March 31, 2010 as compared with $24.3 million in the first quarter of 2009.  This decrease was due to lower estimated property valuations.

Depreciation expense was $22.9 million for the three months ended March 31, 2010 as compared with $22.7 million in the first quarter of 2009.

Interest expense for the three months ended March 31, 2010 was $17.1 million, an increase of $2.0 million from the first quarter of 2009.  This increase was primarily due to increased debt outstanding, offset in part by $0.7 million capitalized for the debt portion of allowance for funds used during construction (AFUDC), primarily related to the Mill Creek Generating Station.

Income tax expense for the three months ended March 31, 2010 was $12.2 million as compared with $13.1 million in the first quarter of 2009.  The effective tax rate in 2010 was 29.8% as compared with 36.4% for the same period of 2009, and the Company expects our effective tax rate for 2010 to be approximately 30%.

Results from Operations

Electric gross margin for the quarter ended March 31, 2010 was $112.8 million, down 0.4%, compared with $113.2 million for the same period of 2009.  This decline in margin and volumes are due largely to decreases in industrial demand relating to the weak economic climate, and to a lesser degree, decreases in transmission capacity demand.  These decreases were offset in part by: (i) higher revenues for operating, general and administrative expenses primarily related to customer efficiency programs, which are recovered from customers through the supply trackers and therefore have no impact on operating income; and (ii) decreased cost of sales due to a settlement to recover previously incurred reclamation costs associated with the coal supply at Colstrip Unit 4.

Retail electric volumes for the quarter ended March 31, 2010 totaled 2,582,000 megawatt hours compared with 2,663,000 megawatt hours for the quarter ended 2009, a 3.0% decrease.  This decline in volume is due largely to decreases in industrial demand relating to the weak economic climate.  Wholesale electric volumes were 243,000 megawatt hours for the quarter ended March 31, 2010 and flat compared with the first quarter of 2009.

Natural gas gross margin was $48.2 million for the quarter ended March 31, 2010 compared with $49.9 million during the first quarter of 2009.  Retail natural gas volumes were 13,685,000 dekatherms for the quarter ended March 31, 2010 compared with 13,870,000 dekatherms for the same period in 2009.  The decline in gross margin is primarily due to warmer winter weather in Montana and a reduction in operating, general and administrative expenses recovered from customers through the supply tracker related to customer efficiency programs, offset in part by recognition of revenues associated with a contract with minimum usage requirements that were not met.

Liquidity and Capital Resources

NorthWestern Reports First Quarter 2010 Financial Results
April 23, 2010

As of March 31, 2010, cash and cash equivalents were $7.1 million compared with $4.3 million at Dec. 31, 2009.  The Company had $208.4 million available from credit facilities at March 31, 2010 compared with $180.9 million at Dec. 31, 2009.  The increase in credit revolver availability was due primarily to cash provided by operating activities of the Company during the quarter ended March 31, 2010.

Cash provided by operating activities totaled $106.3 million for the three months ended March 31, 2010, as compared with $65.1 million during the three months ended March 31, 2009. This increase in operating cash flows is primarily related to contributions of $43.2 million to our qualified pension plans during the first quarter of 2009.

Cash used in investing activities increased by approximately $39.6 million as compared with the first quarter of 2009 due primarily to increased property, plant and equipment additions related to the Mill Creek Generating Station project.

Cash used in financing activities totaled approximately $45.7 million in the first quarter of 2010 as compared with cash provided by financing activities of approximately $25.0 million during the three months ended March 31, 2009.  During the first quarter of 2010 the Company made debt repayments of $33.4 million and paid dividends on common stock of $12.2 million.  During the first quarter of 2009 the Company issued debt of $250.0 million, made debt repayments of $211.3 million, and paid dividends on common stock of $12.0 million.

Dividend

NorthWestern’s Board of Directors declared a quarterly common stock dividend of 34 cents per share, payable on June 30, 2010, to common shareholders of record as of June 15, 2010.

Rate Case Update

In October 2009, the Company filed a request with the Montana Public Service Commission (MPSC) for an annual electric transmission and distribution revenue increase of $15.5 million, and an annual natural gas transmission, storage and distribution revenue increase of $2.0 million.  The request was based on a 2008 test period, a return on equity of 10.9%, an equity ratio of 49.45% and rate base of $632.2 million and $256.6 million for electric and natural gas, respectively.

The procedural schedule for this rate case was temporarily suspended pending resolution of confidential treatment of various data requests, which was resolved in April 2010.  The Company expects the procedural schedule to be reinstated during the second quarter of 2010 and the MPSC to issue a final order during the fourth quarter of 2010.  The Company requested interim rate adjustments, which we expect to be considered after intervener testimony is filed.

2010 Earnings Outlook

NorthWestern reaffirms its earnings for 2010 to be $1.95 - $2.10/fully diluted share.

The major assumptions include, but are not limited to, the following expectations:

•	A consolidated income tax rate of approximately 30% of pre-tax income;

NorthWestern Reports First Quarter 2010 Financial Results
April 23, 2010

•	No impact from requested rate increase in Montana due to anticipated final order in the rate case during the fourth quarter of 2010;
•	Fully diluted average shares outstanding of 36.5 million; and
•	Normal weather in the Company’s electric and natural gas service territories for the remainder of 2010

Results of Annual Stockholder Meeting

NorthWestern’s stockholders elected E. Linn Draper, Jr., Stephen P. Adik, Dorothy M. Bradley, Dana J. Dykhouse, Julia L. Johnson, Philip L. Maslowe, D. Louis Peoples and Robert C. Rowe to a one-year term on the Board.

Stockholders also ratified Deloitte & Touche, LLP as the company’s independent registered public accounting firm for the year ending December 31, 2010.

Company Hosting Investor Conference Call

NorthWestern will host an investor conference call today, Friday, April 23 at 11:00 am Eastern Time to review its financial results for the quarter ended March 31, 2010.

The conference call will be webcast live on the Internet at http://www.northwesternenergy.com under the “Investor Information” heading.  To listen, please go to the site at least 10 minutes in advance of the call to register.  An archived webcast will be available shortly after the call.

A telephonic replay of the call will be available beginning at noon today through May 23, 2010, at 800-475-6701, access code 152578.

About NorthWestern Energy

NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving approximately 661,000 customers in Montana, South Dakota and Nebraska.  More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

SPECIAL NOTE REGARDING FORWARD—LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, the information under “2010 Earnings Outlook”.  Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.”  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual future business and financial performance may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to:

•
potential adverse federal, state, or local legislation or regulation or adverse determinations by regulators could have a material adverse effect on our liquidity, results of operations and financial condition;

•
changes in availability of trade credit, usage, commodity prices, fuel supply costs or availability due to higher demand, shortages, weather conditions, transportation problems or other developments, may reduce revenues or may increase operating costs, each of which would adversely affect our liquidity;

NorthWestern Reports First Quarter 2010 Financial Results
April 23, 2010

•
unscheduled generation outages or forced reductions in output, maintenance or repairs, which may reduce revenues and increase operating costs or may require additional capital expenditures or other increased operating costs; and

•	adverse changes in general economic and competitive conditions in the U.S. financial markets and in our service territories.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

NorthWestern Reports First Quarter 2010 Financial Results
April 23, 2010

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2010	December 31, 2009
	(unaudited)
ASSETS
Current Assets	$252,423	$264,827
Property, Plant, and Equipment, Net	1,996,483	1,964,121
Goodwill	355,128	355,128
Regulatory Assets	180,300	182,382
Other Noncurrent Assets	30,303	28,674
Total Assets	$2,814,637	$2,795,132
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-term Debt and Capital Leases	$7,571	$7,320
Current Liabilities	295,902	287,672
Long-term Capital Leases	35,261	35,570
Long-term Debt	947,691	981,296
Noncurrent Regulatory Liabilities	242,178	238,332
Deferred Income Taxes	181,284	161,188
Other Noncurrent Liabilities	300,957	296,730
Total Liabilities	2,010,844	2,008,108
Total Shareholders’ Equity	803,793	787,024
Total Liabilities and Shareholders’ Equity	$2,814,637	$2,795,132

NorthWestern Reports First Quarter 2010 Financial Results
April 23, 2010

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2010	2009
Revenues
Electric	$203,839	$207,987
Natural Gas	130,019	158,803
Other	315	4,113
Total Revenues	334,173	370,903
Operating Expenses
Cost of sales	172,827	208,010
Operating, general and administrative	58,308	65,419
Property and other taxes	22,968	24,289
Depreciation	22,875	22,722
Total Operating Expenses	276,978	320,440
Operating Income	57,195	50,463
Interest Expense	(17,050)	(15,134)
Other Income	753	591
Income Before Income Taxes	40,898	35,920
Income Tax Expense	(12,180)	(13,107)
Net Income	$28,718	$22,813
Average Common Shares Outstanding	36,169	35,934
Basic Earnings per Average Common Share	$0.79	$0.63
Diluted Earnings per Average Common Share	$0.79	$0.63
Dividends Declared per Average Common Share	$0.34	$0.335

NorthWestern Reports First Quarter 2010 Financial Results
April 23, 2010

NORTHWESTERN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2010	2009
Operating Activities
Net income	$28,718	$22,813
Non-cash items	39,897	37,447
Changes in operating assets and liabilities	37,655	4,870
Cash Provided by Operating Activities	106,270	65,130

Cash Used in Investing Activities	(57,796)	(18,189)

Cash (Used In) Provided by Financing Activities	(45,690)	25,013

Net Increase in Cash and Cash Equivalents	$2,784	$71,954
Cash and Cash Equivalents, beginning of period	$4,344	$11,292
Cash and Cash Equivalents, end of period	$7,128	$83,246

NorthWestern Reports First Quarter 2010 Financial Results
April 23, 2010

NORTHWESTERN CORPORATION
ELECTRIC SEGMENT

Three Months Ended March 31, 2010

(Unaudited)

	Results
	2010	2009	Change	% Change
	(in millions)
Retail revenue	$170.4	$180.5	$(10.1)	(5.6)%
Transmission	11.5	11.9	(0.4)	(3.4)
Wholesale	11.0	11.1	(0.1)	(0.9)
Regulatory amortization and other	10.9	4.5	6.4	142.2
Total Revenues	203.8	208.0	(4.2)	(2.0)
Total Cost of Sales	91.0	94.8	(3.8)	(4.0)
Gross Margin	$112.8	$113.2	$(0.4)	(0.4)%

	Revenues		Megawatt Hours (MWH)		Avg. Customer Counts
	2010	2009	2010	2009	2010	2009
	(in thousands)
Retail Electric
Montana	$63,596	$66,094	680	679	270,923	269,003
South Dakota	12,845	13,547	176	171	48,422	48,194
Residential	76,441	79,641	856	850	319,345	317,197
Montana	66,218	68,892	788	796	60,799	60,202
South Dakota	15,808	16,673	238	228	11,622	11,475
Commercial	82,026	85,565	1,026	1,024	72,421	71,677
Industrial	7,767	10,947	676	765	71	72
Other	4,205	4,311	24	24	4,623	4,643
Total Retail Electric	$170,439	$180,464	2,582	2,663	396,460	393,589
Wholesale Electric
Montana	$9,934	$9,823	204	204	N/A	N/A
South Dakota	1,078	1,308	39	39	N/A	N/A
Total Wholesale Electric	$11,012	$11,131	243	243	N/A	N/A

NorthWestern Reports First Quarter 2010 Financial Results
April 23, 2010

NORTHWESTERN CORPORATION
NATURAL GAS SEGMENT

Three Months Ended March 31, 2010

(Unaudited)

	Results
	2010	2009	Change	% Change
	(in millions)
Retail revenue	$118.4	$144.4	$(26.0)	(18.0)%
Wholesale and other	11.6	14.4	(2.8)	(19.4)
Total Revenues	130.0	158.8	(28.8)	(18.1)
Total Cost of Sales	81.8	108.9	(27.1)	(24.9)
Gross Margin	$48.2	$49.9	$(1.7)	(3.4)%

	Revenues		Dekatherms (Dkt)		Customer Counts
	2010	2009	2010	2009	2010	2009
	(in thousands)
Retail Gas
Montana	$44,620	$55,524	4,954	5,383	158,294	157,395
South Dakota	14,551	18,690	1,567	1,577	37,574	37,105
Nebraska	12,833	15,443	1,448	1,316	36,875	36,813
Residential	72,004	89,657	7,969	8,276	232,743	231,313
Montana	22,413	28,271	2,484	2,735	22,090	22,046
South Dakota	13,268	14,296	1,732	1,497	5,962	5,887
Nebraska	9,506	10,942	1,355	1,231	4,606	4,582
Commercial	45,187	53,509	5,571	5,463	32,658	32,515
Industrial	826	803	94	79	292	299
Other	390	476	51	52	146	142
Total Retail Gas	$118,407	$144,445	13,685	13,870	265,839	264,269

NorthWestern Reports First Quarter 2010 Financial Results
April 23, 2010

NORTHWESTERN CORPORATION

SEGMENT RESULTS

(Unaudited)
(in thousands)

Three Months Ended
March 31, 2010	Electric	Gas	Other	Eliminations	Total
Operating revenues	$203,839	$130,019	$315	$—	$334,173
Cost of sales	91,065	81,762	—	—	172,827
Gross margin	112,774	48,257	315	—	161,346
Operating, general and administrative	40,016	17,893	399	—	58,308
Property and other taxes	16,773	6,154	41	—	22,968
Depreciation	18,504	4,363	8	—	22,875
Operating income (loss)	37,481	19,847	(133)	—	57,195
Interest expense	(13,193)	(3,145)	(712)	—	(17,050)
Other income	457	269	27	—	753
Income tax (expense) benefit	(6,534)	(5,739)	93	—	(12,180)
Net income (loss)	$18,211	$11,232	$(725)	$—	$28,718

Three Months Ended
March 31, 2009	Electric	Gas	Other	Eliminations	Total
Operating revenues	$207,987	$158,803	$4,651	$(538)	$370,903
Cost of sales	94,748	108,938	4,324	—	208,010
Gross margin	113,239	49,865	327	(538)	162,893
Operating, general and administrative	42,979	21,815	1,163	(538)	65,419
Property and other taxes	18,017	6,227	45	—	24,289
Depreciation	18,391	4,323	8	—	22,722
Operating income (loss)	33,852	17,500	(889)	—	50,463
Interest expense	(11,150)	(3,068)	(916)	—	(15,134)
Other income	291	268	32	—	591
Income tax (expense) benefit	(8,067)	(5,475)	435	—	(13,107)
Net income (loss)	$14,926	$9,225	$(1,338)	$—	22,813